Exhibit 10.72
                               SERVICES AGREEMENT

     Agreement dated November 19, 1997, by and between Autotote Systems, Inc., a Delaware corporation ("Autotote") and Penn National Gaming, Inc., a Pennsylvania corporation ("Owner").

     WHEREAS, Owner operates facilities known as Penn National Race Course, Pocono Downs, Charlestown Races, and affiliated OTBs, (the "Facility") for the conduct on its premises of the activity specified in Exhibit A and requires certain services of Autotote in connection with the establishment and operation of services ("Services") at the Facility; and

     WHEREAS, Autotote desires to furnish certain equipment ("Equipment") and the software ("Software") required to perform the Services called for by this Agreement (collectively the "System"), all as described in Exhibit B.

     NOW, THEREFORE, in consideration of the premises and the mutual convenants hereinafter set forth, the parties hereto agree as follows:

     Section 1 FURNISHING OF SYSTEM(S) AND SERVICES(S).

     (a) Subject to the terms and conditions of this Agreement, Autotote agrees to install the System at the Facility and operate and maintain the System at the Facility on all days on which licensed racing is being conducted at the Facility during the term of this Agreement. Owner agrees to exclusively employ Autotote to perform the Services during the term of this Agreement. The parties may agree to install portions of the System at off-track locations and such locations shall be deemed included within "Facility".

     (b) In connection with such Services, Autotote agrees to maintain the System at the Facility, including furnishing the items described in Exhibit C.

     (c) All rights, title and ownership interest in and to the System shall at all times remain with Autotote and the System shall remain in the possession and under the direct control of Autotote. Owner grants Autotote unimpeded access to any System at any time and shall permit the removal by Autotote of the portable parts of the System when not required to provide Services at the Facility.

     Section 2 OWNER RESPONSIBILITIES. Owner shall be responsible for the items described in Exhibit D.

     Section 3 INSTALLATION. Owner agrees to perform in a good and workmanlike manner all of the acts required to be performed by Owner as set forth in the applicable "Installation Requirements" furnished to Owner by Autotote. Exhibit E specifies the scheduled commencement date.

     Section 4 PRICE(S) AND PAYMENT.

     (a) Owner agrees to pay Autotote as provided in Exhibit F.

     (b) Any charges for work done by Autotote under any section of this Agreement, or for additional material or equipment supplied by Autotote in accordance with order(s) of Owner or his agent, shall be considered as amounts due to Autotote from Owner in accordance with Exhibit F.

     (c) If it becomes necessary for Autotote to undertake work or activities, or purchase or install equipment or materials, which herein are made the obligations of Owner, in order to insure Autotote's proper performance of the Agreement, then any costs incurred by Autotote as a result of such work, activities, purchases, or installations shall be considered as amounts due to Autotote from Owner in accordance with Exhibit F.

                                       (1)

     (d) Autotote may refuse to provide Services hereunder for so long as any failure of Owner to pay continues, and Autotote may terminate this Agreement and be relieved and discharged from any and all further responsibility, liability or obligation hereunder.

     Section 5 TERM. This Agreement shall be in full force and effect as of the date hereof and for a period of Five (5) years commencing on the day the System begins operations and accepts wagers from the public at the Facility, unless sooner terminated as provided herein. It is expected that the period of operations will commence on April 1, 1998 and terminate on March 31, 2003. The contract term for Charlestown Races shall commence January 1, 1998 and terminate on March 31, 2003.

     Section 6 SPECIAL TERMINATION. In the event that wagering at the facility shall be prohibited or become illegal by statute or court decision or by action of cognizant governmental agency, the period of this Agreement shall be deemed to have terminated as of the date of such prohibition or cessation of such legal wagering, but without prejudice to the rights of either party up to the date of termination; provided, however, that in the event the prohibition or cessation of legal wagering is removed and racing on the above mentioned premises becomes legal, this Agreement shall be returned to force intact, subject to availability of personnel and equipment, for the unused balance of the term of the Agreement. Upon termination Autotote shall have the right to remove its personnel, materials and equipment from the Facility.

     Section 7 WARRANTY

          (a) Autotote warrants that each System delivered and installed hereunder shall be suitable for betting and that it will operate efficiently and without interruption on all wagering days for the term of this Agreement; provided, however, that there shall not be deemed to be a breach of the foregoing guarantee and warranty if wagering is interrupted for less than thirty
(30) minutes on any racing day, or if any interruption in the function of any component part or unit of the System takes place which does not prevent the efficient operation of wagering on any wagering day, or if not more than ten percent (10%) of the ticket issuing machines fail to operate at any time on any wagering day, or if the failure of the System to operate efficiently or without interruption shall be due to or result from one or more of the causes enumerated in Section 9 hereof, or acts or neglect of Owner its agents or employees, or of any third party, or for any other cause not within the control of Autotote and/or its employees.

          (b) THE WARRANTIES AND REMEDIES SET FORTH IN THIS AGREEMENT SHALL EXTEND ONLY TO OWNER, ARE THE SOLE AND EXCLUSIVE WARRANTIES AND REMEDIES AVAILABLE TO OWNER, APPLY TO ALL EQUIPMENT AND SOFTWARE FURNISHED THEREUNDER AND ARE EXPRESSLY MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

          (c) Liquidated damage obligations of Autotote constitute the sole and exclusive remedy of Owner concerning performance by Autotote or the System or any part thereof relating to the Services, and are specified in Exhibit G.

     Section 8 PATENT INFRINGEMENT

          (a) Autotote agrees to defend at its own cost and expense all patent claims or patent litigation (including any claim for damages or royalties which may be made or instituted against Owner, or to which Owner may be a party), based upon or by reason of the installation and operation of the System, uncombined with any equipment or device not furnished by Autotote, and to indemnify and save Owner harmless against any damages or liability incurred or sustained by Owner by reason of any such patent claim or litigation Owner shall notify Autotote promptly in writing of any claim of infringement for which Autotote is responsible, shall cooperate with Autotote in every reasonable way to facilitate the defense of any such claim and shall allow Autotote to have sole control of the defense of any such claim, suit or cause of action and all negotiations

                                       (2)
for the settlement or compromise thereof. Should any System part thereof become or in Autotote's opinion be likely to become the subject of a claim for infringement, Autotote shall at its own expense and option, either procure for Owner the right to continue using such System or replace the same with a non-infringing system or modify the System so that it becomes non-infringing or require the System's return; provided, however, if Equipment is replaced or modified such replacements or modifications shall result in equally suitable substitute equipment. This Section shall survive cancellation or termination of this Agreement.

          (b) THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF THE PARTIES HERETO FOR INFRINGEMENT OR THE LIKE OF PATENTS, TRADEMARKS AND COPYRIGHTS, WHETHER DIRECT OR CONTRIBUTORY, AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD THERETO, INCLUDING WITHOUT LIMITATION, THE WARRANTY AGAINST INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.

     Section 9 FORCE MAJEURE. Non-performance of any of the obligations of Autotote or Owner (other than payment obligations) hereunder due to delays from any cause beyond their respective control which could not by reasonable diligence have been avoided, including any act of governmental authority, act of God, accident such as fire, or explosion, strike or other labor difficulties, riot, failure of transportation facilities, shortage of fuel or other material shortage, shall be excusable delay and shall not be a breach of this Agreement. Neither Owner nor Autotote shall be liable to the other for any additional cost as a result of any such delay.

     Section 10 OWNERSHIP RIGHTS AND CONFIDENTIAL INFORMATION. All information, know-how, equipment, programming, software, trademarks, trade secrets, plans, drawings, specifications and documentation of Autotote, and all other property of Autotote, real or personal, tangible or intangible, of any nature whatsoever, used or developed in the course of the performance of this Agreement, including, without limitation, the Equipment and Software furnished with the System, shall be and remain the sole property of Autotote and neither Owner not any other party shall have any interest therein. Owner and Autotote shall in all respects honor and maintain the confidentiality of such confidential or proprietary information as may be disclosed by one party of the other, and shall not use or disclose to others any such information, except for purposes of performing this Agreement. For purposes of this section, Autotote shall include its respective subsidiaries and affiliates. Confidential Information shall not include information in the public domain, rightfully acquired from a third party, already known or independently developed without breach of this Agreement.

     Section 11 LIMITATION OF LIABILITY. EXCEPT AS SPECIFICALLY PROVIDED FOR HEREIN, IN NO EVENT SHALL AUTOTOTE BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL AUTOTOTE'S LIABILITY HEREUNDER FOR BREACH OF ANY PROVISION OF THIS AGREEMENT (OTHER THAN WARRANTY AGAINST PATENT INFRINGEMENT), EXCEED THE SPECIFIC LIQUIDATED DAMAGE AMOUNT PROVIDED IN THIS AGREEMENT.

     Section 12 INDEMNITY.

          (a) Autotote shall defend, indemnify and hold Owner harmless against any loss, liability, costs or expenses (including reasonable attorney's fees) arising out of or related to claims and suits for damages to person or property which may be instituted against Owner, or to which Owner may be made a party, arising out of or by reason of the Services provided herein by Autotote, provided written notice of such claim is given to Autotote within ten (10) days after receipt of same by Owner. Autotote shall have the right to exercise full control of all negotiations and litigation in connection therewith, including selection of counsel, and shall not be liable for any costs or expenses incurred by Owner without Autotote's prior written approval, nor shall Autotote be responsible for any claim or litigation based on equipment not furnished by Autotote as part of its Services hereunder.

          (b) Owner will defend, indemnify and hold Autotote harmless against any loss, liability, costs or expenses (including reasonable attorney's fees) arising out of or related to claims or suits for damages to persons or property resulting from the operation of the wagering by agents and employees of Owner provided

                                       (3)
written notice of such claim is given to Owner within ten (10) days after receipt of same by Autotote. Owner shall have the right to exercise full control of all negotiations and litigation in connection therewith, including selection of counsel and shall not be liable for any costs or expenses incurred by Autotote without Owner's prior written approval.


     Section 13 DEFAULT.

          (a) In the event that Autotote shall default in the performance of any provision of this Agreement on its part to be performed (except a breach by Autotote of the provisions of Section 7 and Section 2 of Exhibit G hereof as to which the provisions of said paragraphs shall apply) and such default shall not be cured within a period of thirty (30) days after written notice shall have been received by Autotote specifying such default, then Owner may terminate this Agreement by delivering to Autotote written notice of such termination prior to the expiration of ten (10) days after the expiration of said thirty (30) day period; and in the event of any such termination Autotote, at its expense, shall remove its personnel, materials and equipment from the Facility.

          (b) In the event that Owner shall default in the performance of any provisions of this Agreement on its part to be performed (except a breach by Owner of the provisions of Section 4 of Exhibit F and Section 3 of Exhibit G hereof as to which the provisions of said paragraphs shall apply) and such default shall not be cured within a period of thirty (30) days after notice shall have been given by Autotote to Owner specifying such default, then Autotote may terminate this Agreement by delivering to Owner written notice of such termination prior to the expiration of ten (10) days after the expiration of said thirty (30) day period; and in the event of any such termination Autotote shall remove its personnel, materials and equipment from the Facility, and the cost of such removal shall be paid for by Owner.

          (c) If any of the said sums of money due Autotote under this Agreement are not promptly and fully paid when the same individually or severally become due and payable, or if Owner becomes insolvent, ceases to do business as a going concern, a petition in bankruptcy or for arrangement or reorganization be filed by or against Owner, the materials or equipment provided by Autotote be attached at no fault of Autotote, or a receiver be appointed for Owner, and as a result thereof Autotote elects to terminate this Agreement pursuant to Section 13 (b) then the aggregate sum of the minimum annual amount specified in Section 4 of Exhibit F remaining to be paid for the balance of the term of this Agreement up to a maximum of One Million Four Hundred Seventy-Five Thousand dollars ($1,475,000) as liquidated damages, shall become due and payable forthwith, or thereafter at the option of Autotote, as fully and completely as if the said amounts were originally stipulated as due prior to such time, anything in this Agreement herein to the contrary notwithstanding. In any of said events Autotote is authorized and empowered to enter the premises of Owner or other place where Autotote's materials and equipment may be and resume possession of the same without notice or demand or without legal process, such notice and demand being expressly waived, and Autotote may at its option, by suit or otherwise, enforce payment of all due obligations, plus interest and reasonable attorney's fees, and no suit or legal proceedings with respect thereto shall be deemed any waiver of said rights of Autotote to resume possession of said property as herein provided.

     Section 14 ARBITRATION AND REMEDIES.

          (a) Any controversy or claim not settled by the parties arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitration(s) may be entered in any Court having jurisdiction there.

          (b) The remedies expressly provided in this Agreement for breach thereof by Autotote or Owner shall constitute the sole and exclusive remedies to the aggrieved party, and all other remedies which might be otherwise available under the law of any jurisdiction are hereby waived by both Autotote and Owner.

                                       (4)

     Section 15 RESPONSIBILITIES. All persons employed by each party and assigned to perform work specified by this Agreement shall be employees or representatives of each party at all times and not of the other party, and shall be under the supervision and control of their respective company. Each party shall obey and abide by all social security, workman's compensation, and unemployment laws which shall be applicable to the persons performing the work hereunder.

     Section 16 ENTIRE AGREEMENT. This Agreement, including the Exhibits annexed hereto, contains the entire agreement between Autotote and Owner, and no prior written or oral representations, inducements, agreements, promises or understandings altering, modifying, taking from or adding to its terms and conditions shall have any force or effect; and no waiver or modification hereof shall be effective unless the same is in writing and validly executed by the party to be charged; it is, however, understood that the prevailing Autotote agreement with Pocono Downs, Inc. and its succeeding amendment(s) shall remain in full force and in effect until the commencement referenced to in section 5 in this Agreement. Each of the parties hereby confirms that it is not placing any reliance on any covenant, representation or warranty of the other party, whether oral or in writing, express or implied, except those herein set forth.

     Section 17 WAIVER. The Waiver by either party of any right hereunder shall not be deemed a waiver of any other right hereunder.

     Section 18 ASSIGNMENT. Neither party shall, without the prior written consent of the other party (which consent shall not be unreasonably withheld) assign this Agreement or delegate its duties hereunder in whole or part; provided, however, Owner agrees to any assignment Autotote may make for the purpose of obtaining financing with a prime institution on the strength of this Agreement. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of any transferee, successor or permitted assign of either party hereto.

     Section 19 NOTICE. All notices or communication hereunder shall be given to the respective parties hereto in writing and shall be sent through the United Postal Service by Registered or Certified mail, return receipt requested, or its international equivalent (if appropriate), to the address stated above or to such other address as either party hereto shall designate by written notice to the other party hereto.

     Section 20 REMOVAL OF EQUIPMENT. Upon termination of this Agreement as hereinbefore provided, or upon expiration hereof, Autotote, at its own expense, may remove from the premises of Owner, the System and appurtenant portable and permanent equipment and materials furnished by Autotote.

     Section 21 GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of System installation.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



PENN NATIONAL GAMING, INC.                  AUTOTOTE SYSTEMS, INC.
("OWNER")         ("AUTOTOTE")


By: \s\ Phillip T. O'Hara                   By: \s\ Jerry Lawrence
    ----------------------------                ----------------------------
           (Name)                                      (Name)

Vice President & General Manager            Pari-Mutuel Group Executive
--------------------------------            --------------------------------
          (Title)                                      (Title)

                                       (5)